                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this Form S-3 registration statement of Pioneer Natural Resources Company of our report dated July 26, 1996, on our audit of the financial statements of Greenhill Petroleum Corporation as of June 30, 1996, and for the year ended. We also consent to the reference to our firm under the caption "Experts" in the registration statement.


                                                   /s/ Coopers & Lybrand L.L.P.

                                                   Coopers & Lybrand L.L.P.



Houston, Texas
February 12, 1998